Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

          THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is entered into as of May 25, 2006 (the “First Amendment Effective Date”) among THE PRINCETON REVIEW, INC., a Delaware corporation (“Borrower”), the other Loan Parties signatory hereto, the Lenders a party hereto and Golub Capital Incorporated, a New York corporation, as administrative agent for the Lenders (“Administrative Agent”).

W I T N E S S E T H:

          WHEREAS, Borrower, the other Loan Parties, Lenders and Administrative Agent are parties to that certain Credit Agreement dated as of April 10, 2006 (the “Credit Agreement”), pursuant to which Lenders extended a revolving credit facility to Borrower in the amount of Six Million Dollars ($6,000,000);

          WHEREAS, Borrower desires that Lenders increase the Revolving Loan Commitment to an amount of Ten Million Dollars ($10,000,000) for the purposes of financing the Fletcher Repurchase (as hereafter defined) and to fund working capital;

          WHEREAS, the parties to the Credit Agreement desire to amend the terms of the Credit Agreement to, among other things, increase the Revolving Loan Commitment upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

          1.        Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

          2.        Amendments to Credit Agreement.  Upon satisfaction of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(i) In Section 2.3(a) of the Credit Agreement, the reference to $3,000,000 is hereby deleted and replaced with “$5,000,000.”

(ii) Section 2.4 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

“Borrower shall utilize the proceeds of the Revolving Loan solely for the financing of the Fletcher Repurchase and Borrower’s working capital.”

(iii) Section 2.5(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

“Borrower shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the Loans being made by each Lender, in arrears on each applicable Interest Payment Date, with respect to the Revolving Credit Advances, the Index Rate plus the Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time.  The Revolver Index Margin will be 1.95% per annum and the Revolver LIBOR Margin will be 4.00% per annum; provided, that with respect to the Revolving Loans outstanding prior to the First Amendment Effective Date, the Revolver Index Margin will be 1.45% per annum, and the Revolver LIBOR Margin will be 3.50% per annum for the period beginning on the date such Revolving Loans were issued and ending on the date immediately prior to the First Amendment Effective Date.”

(iv) In Sections 2.3(a) and 6.10 of the Credit Agreement, the references to “forty (40)” are hereby deleted and replaced with “seventy (70).”

(v) Section 2.9 (a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(a)     Borrower shall have paid to Administrative Agent on the Closing Date a closing fee in an amount equal to 1.00% of the aggregate amount of the Commitments on such date (i.e. $60,000) and shall pay to Administrative Agent on the First Amendment Effective Date a closing fee in an amount equal to 1.00% of the aggregate increase in the Commitments on such date (i.e. $40,000).”

(vi) Section 2.9 (b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(b)     Borrower shall pay to Administrative Agent a termination fee in the amount of $100,000 in the event the Revolving Loan Commitment is reduced to an amount less than $5,000,000 at any time prior to October 10, 2010.”

(vii) Section 5.1 (a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(a)     Monthly Financials.  To Administrative Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of the financial information provided on Exhibit 5.1(a) hereto.  Such financial information shall be accompanied by the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;”

(viii) In clause (i) of the second sentence of each of Section 5.1(b) and Section 5.1(d) of the Credit Agreement, the words “and consolidating” are hereby deleted.

(ix) A new Section 6.17 is hereby inserted into the Credit Agreement:

“Borrower shall complete the Fletcher Repurchase and retire the Fletcher Redeemed Stock in accordance with the terms and conditions of the Fletcher Preferred Stock Financing, on or before June 2, 2006.”

(x) Section 7.14 of the Credit Agreement is hereby amended by deleting “and” before subsection (e) and inserting the following at the end of such section:

“and (f) the Fletcher Repurchase.”

(xi) Section 9.1(b) of the Credit Agreement is hereby amended by inserting “6.17,” after “6.12,”.

(xii) Schedule 1.1 (Definitions) of the Credit Agreement is hereby amended by:

(a) deleting the definition of “Commitments” in its entirety and replacing it as follows:

“ ‘Commitments’ shall mean (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment as set forth on the signature page to the First Amendment (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments which aggregate commitment shall be ten million dollars ($10,000,000) on the First Amendment Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.”

(b) inserting the following definitions in appropriate alphabetical order:

“ ‘First Amendment’ shall mean that certain First Amendment to Credit Agreement, by and among Borrower, the other Loan Parties thererto, Administrative Agent and Lenders, dated as of May 25, 2006.’

‘First Amendment Effective Date’ has the meaning give to such term by the First Amendment.’

‘Fletcher Repurchase’ shall mean the redemption by Borrower of all Fletcher Redeemed Stock pursuant to the terms and conditions of the Fletcher Preferred Stock Financing.

‘Fletcher Redeemed Stock’ shall mean 4,000 shares of Borrower’s Series B-1 Cumulative Convertible Preferred Stock held by Fletcher and to be redeemed pursuant to those certain redemption notices dated May 1, 2006 and May 3, 2006, and otherwise in accordance with the terms and conditions of the Fletcher Preferred Stock Financing.”

(c) deleting the definition of “Revolving Loan Commitment” in its entirety and replacing it as follows:

“ ‘Revolving Loan Commitment’ shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances as set forth in the signature page to the First Amendment (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances, which aggregate commitment shall be ten million dollars ($10,000,000) on the First Amendment Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.”

3. Conditions. The effectiveness of this First Amendment is subject to the following conditions:

a. The execution and delivery of this First Amendment by Borrower and the other Loan Parties, Lenders and Administrative Agent;

b.     Administrative Agent shall have received a certificate from each Loan Party, executed by such Loan Party’s corporate secretary or an assistant secretary, dated as of the date of the First Amendment Effective Date, (i) providing that that there have been no amendments or other modifications to such Loan Party’s charter and/or certificate of formation provided on the Closing Date and that such charter and/or certificate of formation remain true, complete and in full force and effect, (ii) providing that there have been no amendments or other modifications to such Loan Party’s bylaws or operating agreement, as applicable, provided on the Closing Date and that such bylaws or operating agreement, as applicable, remains true, complete and in full force and effect, (iii) attaching resolutions of such Loan Party’s Governing Body or members, as applicable, approving and authorizing the execution, delivery and performance of the First Amendment and the transactions to be consummated in connection therewith, (iv) providing that the signature and incumbency certificates of the officers of such Loan Party provided on the Closing Date are still true, complete, and in full force and effect, (v) attaching bringdown certificates, covering the period beginning on the Closing Date and ending on the First Amendment Effective Date, regarding the good standing of such Loan Party (including verification of tax status) in its state of incorporation/formation, (vi) attaching bringdown certificates, covering the period beginning on the Closing Date and ending on the First Amendment Effective Date, regarding the good standing (including verification of tax status) and certificates of qualification to conduct business in each of New York, Delaware, California and Pennsylvania.

c.     Administrative Agent shall have received a duly executed original legal opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Loan Parties, in form and substance satisfactory to Administrative Agent and its counsel, dated the First Amendment Effective Date.

d. Borrower shall have delivered to Administrative Agent such other certificates, documents and agreements respecting any Loan Party as Administrative Agent may reasonably request.

e.     Borrower shall have paid the Fees in the respective amounts specified in Section 2.9 of the Credit Agreement, as amended by this First Amendment, and shall have reimbursed Administrative Agent and Lenders for all other fees, costs and expenses as of the First Amendment Effective Date.

4. Representations and Warranties. Each Loan Party hereby represents and warrants to Administrative Agent and each Lender as follows:

a.     Except as provided on Exhibit 4A hereto, the representations and warranties made by such Loan Party contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except to the extent such representations and warranties are qualified by materiality, contain dollar thresholds or have Material Adverse Effect qualifiers, in which case, such representations and warranties shall be true and correct in all respects);

b.     such Loan Party is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

c. such Loan Party has the power and authority to execute, deliver and perform its obligations under this First Amendment and the Credit Agreement, as amended hereby;

d. the execution, delivery and performance by such Loan Party of this First Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary action;

e.     this First Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Person in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability; and

f.     upon the effectiveness of Section 2(iv) of this Amendment, no Default or Event of Default exists (and the Loan Parties specifically acknowledge that any misrepresentation of the provisions of this Section 4 shall constitute such an Event of Default).

          5.        No Modification.  Except as amended hereby, the Credit Agreement and the other Loan Documents remain unmodified and in full force and effect.  All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

          6.       Counterparts.  This First Amendment may be executed by one or more of the parties to this First Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

          7.     Successors and Assigns.  This First Amendment shall be binding upon and inure to the benefit of Borrower and each Loan Party and their successors and assigns and Administrative Agent and Lenders and their successors and assigns.

          8.       Further Assurance.  Borrower hereby agrees from time to time, as and when requested by Administrative Agent or any Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Administrative Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this First Amendment, the Credit Agreement and the Loan Documents.

          9.       GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

          10.       Severability.  Wherever possible, each provision of this First Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this First Amendment.

          11.       Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  Each of the Loan Parties hereby consents to this First Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.  The execution of this First Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

EXECUTION COPY

          IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment as of the date set forth above.

BORROWER:

THE PRINCETON REVIEW, INC., a Delaware corporation

By:	/s/ Andrew J. Bonnani

Name:	Andrew J. Bonanni
Title:	Chief Financial Officer and Treasurer

GUARANTORS:

PRINCETON REVIEW OPERATIONS, L.L.C., a Delaware limited liability company

By:	/s/ Andrew J. Bonnani

Name:	Andrew J. Bonanni
Title:	Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT:

GOLUB CAPITAL INCORPORATED

By:	/s/ Gregory W. Cashman

Name:	Gregory W. Cashman
Title:	Managing Director

LENDERS:

GOLUB CAPITAL CP FUNDING

By:	/s/ Gregory W. Cashman

Name:	Gregory W. Cashman
Title:	Managing Director

Revolving Loan Commitment: $10,000,000.00